UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 5, 2010

FIDELITY NATIONAL FINANCIAL, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-32630	16-1725106

(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

601 Riverside Avenue Jacksonville, Florida	32204

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (904) 854-8100
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement.	1
Item 9.01. Financial Statements and Exhibits.	2
SIGNATURES	3
EXHIBIT INDEX	4

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Item 1.01 Entry into a Material Definitive Agreement.
On May 5, 2010, Fidelity National Financial, Inc. (the “Company”) completed the public offering of $300 million aggregate principal amount of its 6.60% Notes due 2017 (the “Notes”). The offer and sale of the Notes are registered under the Securities Act of 1933, as amended, pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-147391) filed with the Securities and Exchange Commission (the “SEC”) on November 14, 2007 (the “Registration Statement”) and were offered pursuant to the prospectus supplement dated April 30, 2010, to the prospectus dated November 14, 2007 (together, the “Prospectus”), which forms part of the Registration Statement.
The sale of the Notes was made pursuant to the terms of an Underwriting Agreement dated April 30, 2010 (the “Underwriting Agreement”) between the Company and Banc of America Securities LLC and J.P. Morgan Securities Inc., as representatives of the several underwriters listed in Schedule 1 thereto. The Underwriting Agreement includes the terms and conditions of the offer and sale of the Notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.
The Notes were issued under an Indenture (the “Base Indenture”), dated as of December 8, 2005, between the Company (formerly known as Fidelity National Title Group, Inc.) and The Bank of New York Trust Company, N.A. (now known as The Bank of New York Mellon Trust Company, N.A.) as Trustee (the “Trustee”), as supplemented by a First Supplemental Indenture, dated as of January 6, 2006, between such parties (the “First Supplemental Indenture” and, together with the “Base Indenture,” the “First Amended Indenture”), and by a Second Supplemental Indenture, dated as of May 5, 2010, between such parties (the “Second Supplemental Indenture,” and, together with the First Amended Indenture, the “Indenture”). The Second Supplemental Indenture amends provisions of the First Amended Indenture relating to limitations on liens incurred by the Company and occurrences that would constitute “events of default” under the Indenture. The Second Supplemental Indenture does not affect the terms of securities issued under the First Amended Indenture prior to May 5, 2010. The Notes, and certain specific terms of the Notes, were established by an officers’ certificate under the Indenture (the “Officers’ Certificate”).
The Notes are unsecured obligations of the Company and rank equal in right of payment with the Company’s existing and future unsecured and unsubordinated indebtedness. Interest on the Notes accrues at a rate of 6.60% per annum and is payable on May 15 and November 15 of each year, commencing November 15, 2010. The Notes mature on May 15, 2017. The terms of the Notes are further described in the Prospectus.
The net proceeds from the offering of the Notes were approximately $297.3 million, after deducting underwriting discounts and commissions and offering expenses payable by the Company. The Company will use the net proceeds from this offering to repay outstanding borrowings under its revolving credit facility, without a corresponding reduction in the commitment thereunder. The Company may reborrow the amount repaid at any time, subject to compliance with the credit agreement. Certain affiliates of the underwriters are agents and/or lenders under the revolving credit facility.
The foregoing description of the Underwriting Agreement, Second Supplemental Indenture, Officers’ Certificate and Notes is not complete and is qualified in its entirety by the full text of the Underwriting Agreement, Second Supplemental Indenture, Officers’ Certificate and form of Note, respectively, which are incorporated herein by reference and are attached hereto as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively. The foregoing description of the Base Indenture and the First Supplemental Indenture is not complete and is qualified in its entirety by the full text of the Base Indenture and First Supplemental Indenture, respectively, which were filed with the SEC as Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 24, 2006, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit
Number	Description
1.1	Underwriting Agreement dated April 30, 2010 between Fidelity National Financial, Inc. and Banc of America Securities LLC and J.P. Morgan Securities Inc., as representatives of the several underwriters named in Schedule 1 thereto.
4.1	Second Supplemental Indenture, dated May 5, 2010, between Fidelity National Financial, Inc. (formerly known as Fidelity National Title Group, Inc.), and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) as trustee.
4.2	Officers’ Certificate pursuant to the Indenture, dated May 5, 2010.
4.3	Form of 6.60% Note due 2017 (included as Exhibit B to Exhibit 4.2 above).
5.1	Opinion of Dewey & LeBoeuf LLP.
12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Dewey & LeBoeuf LLP (Included in Exhibit 5.1).

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY NATIONAL FINANCIAL, INC.
By:	/s/ Anthony J. Park
Anthony J. Park
Chief Financial Officer

Dated: May 5, 2010

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EXHIBIT INDEX

Exhibit
Number	Description
1.1	Underwriting Agreement dated April 30, 2010 between Fidelity National Financial, Inc. and Banc of America Securities LLC and J.P. Morgan Securities Inc., as representatives of the several underwriters named in Schedule 1 thereto.
4.1	Second Supplemental Indenture, dated May 5, 2010, between Fidelity National Financial, Inc. (formerly known as Fidelity National Title Group, Inc.), and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) as trustee.
4.2	Officers’ Certificate pursuant to the Indenture, dated May 5, 2010.
4.3	Form of 6.60% Note due 2017 (included as Exhibit B to Exhibit 4.2 above).
5.1	Opinion of Dewey & LeBoeuf LLP.
12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Dewey & LeBoeuf LLP (Included in Exhibit 5.1).

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